                           SCHEDULE 14A INFORMATION

                               PROXY STATEMENT
                       PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other then the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-5(d)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to SECTION 240.14a-11(c) or SECTION 240.14a-12

                        NEXTLINK COMMUNICATIONS, INC.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

                                     [LOGO]

                                 July 27, 1999

Dear NEXTLINK Stockholder:

    It is my pleasure to invite you to NEXTLINK Communications' 1999 Annual Meeting of Stockholders. This year's meeting will be held at the Doubletree Hotel Bellevue, 300 - 112(th) Avenue SE, Bellevue, Washington 98004 on Wednesday, August 25, 1999, at 10:00 a.m.

    The formal notice of the meeting follows on the next page. It lists the two items of business for the meeting:

    - the election of nine directors, and

    - the approval of an amendment to NEXTLINK's Certificate of Incorporation to increase the number of authorized shares of common stock, which is necessary to accommodate a proposed two-for-one stock split.

    We were pleased to announce the stock split a few weeks ago, and to effect the split we encourage you to vote for this proposal, as well as for the election of each of our nine directors.

    Enclosed with this proxy statement are your proxy card and a copy of the NEXTLINK Communications 1998 Annual Report.

    Your vote is important. Whether or not you plan to attend the meeting, you may vote your shares by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. Instructions for voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

    I look forward to seeing you at the meeting.

                                          Sincerely,

                                                 [LOGO]

                                          Steven W. Hooper
                                          Chairman and Chief Executive Officer

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of NEXTLINK Communications, Inc. will be held on Wednesday, August 25, 1999, at 10:00 a.m., at the Doubletree Hotel Bellevue, 300 - 112(th) Avenue SE, Bellevue, Washington 98004 for the following purposes:

1.  to elect nine directors;

2. to consider and vote upon a proposed amendment to NEXTLINK's Certificate of Incorporation to increase the authorized common stock from 154,467,600 to 460,000,000, as described more fully in the accompanying proxy statement; and

3.  to transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on July 19, 1999 are entitled to notice of and to vote at the Annual Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                                      [LOGO]
                                          R. Bruce Easter, Jr.
                                          Secretary

Bellevue, Washington
July 27, 1999

                               TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING..................................................           3

Information About Attending the Annual Meeting........................................           3

Information About This Proxy Statement................................................           3

Information About Voting..............................................................           3

Information for NEXTLINK Employees Who Are Stockholders...............................           3

Quorum Requirement....................................................................           4

Information About Votes Necessary for Action to be Taken..............................           4

Other Matters.........................................................................           4

PROPOSAL 1: ELECTION OF DIRECTORS.....................................................           4

MEETINGS AND COMMITTEES OF THE BOARD..................................................           7

DIRECTOR COMPENSATION.................................................................           8

NEXTLINK COMMON STOCK OWNERSHIP.......................................................           9

EXECUTIVE COMPENSATION................................................................          12

Summary Compensation Table............................................................          12

Option Grants in Last Fiscal Year.....................................................          13

Aggregated Option Exercises and Fiscal Year-End Option Values.........................          13

Employment Agreements and Other Arrangements..........................................          13

Certain Relationships and Related Transactions........................................          14

Report of the Compensation Committee of the Board of Directors........................          15

Performance Graph.....................................................................          17

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO NEXTLINK'S CERTIFICATE OF INCORPORATION.......          17

Purposes of Proposed Increase in the Number of Authorized Shares of Common Stock and
  Proposed Two-for-One Common Stock Split.............................................          18

Effects of Proposed Increase in the Number of Authorized Shares of Common Stock.......          18

Effects of Proposed Two-for-One Common Stock Split....................................          18

Tax Effect of the Two-for-One Stock Split.............................................          19

Effective Date of Proposed Amendment and Issuance of Shares for Stock Split...........          19

Amendment to Certificate of Incorporation.............................................          19

OTHER INFORMATION.....................................................................          20

Independent Public Accountants........................................................          20

Section 16(a) Beneficial Ownership Reporting Compliance...............................          20

Stockholder Proposals for the 1999 Annual Meeting.....................................          20

NEXTLINK's Form 10-K..................................................................          20

Expenses of Solicitation..............................................................          20

                         NEXTLINK COMMUNICATIONS, INC.
                      500 - 108(TH) AVENUE NE, SUITE 2200
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                      INFORMATION ABOUT THE ANNUAL MEETING

                            ------------------------

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

    Our Annual Meeting will be held on Wednesday, August 25, 1999 at 10:00 a.m., at the Doubletree Hotel Bellevue, 300 - 112(th) Avenue SE, Bellevue, Washington 98004.

INFORMATION ABOUT THIS PROXY STATEMENT

    We have sent you these proxy materials because NEXTLINK's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On July 27, 1999, we began mailing these proxy materials to all stockholders of record as of the close of business on July 19, 1999.

INFORMATION ABOUT VOTING

    Stockholders can vote in person at the Annual Meeting or by proxy. To vote by proxy, sign, date and mail the enclosed proxy card.

    If you vote by proxy, the individuals named on the card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted for the election of the nine nominees for directors and for the approval of the amendment to NEXTLINK's Certificate of Incorporation.

    You may revoke or change your proxy at any time before it is exercised by sending a written revocation to NEXTLINK's Secretary, R. Bruce Easter, Jr., by providing a later dated proxy or by voting in person at the meeting.

    Each share of NEXTLINK Class A common stock has the right to one vote and each share of NEXTLINK Class B common stock has the right to ten votes. Shares of NEXTLINK's 14% Senior Exchangeable Redeemable Preferred Stock and 6 1/2% Cumulative Convertible Preferred Stock are not entitled to vote at the Annual Meeting. As of July 1, 1999, there were 36,484,992 shares of Class A common stock outstanding and 29,453,275 shares of Class B common stock outstanding. The Class A and Class B common stock generally vote together on all matters as a single class. However, the Class A common stock and Class B common stock are entitled to vote as separate classes on the amendment to NEXTLINK's Certificate of Incorporation.

INFORMATION FOR NEXTLINK EMPLOYEES WHO ARE STOCKHOLDERS

    If you participate in and own NEXTLINK stock through the 401(k) Plan Savings and Retirement Plan, or the 401(k) Plan, you are entitled to direct the 401(k) Plan trustee how to vote the shares allocated to your account. If you participate in the 401(k) Plan and you do not return a proxy with respect to 401(k) Plan shares, your 401(k) Plan shares will be voted by the 401(k) Plan trustee in the same proportion as shares held by the 401(k) Plan trustee for which voting instructions have been received.

QUORUM REQUIREMENT

    A quorum is necessary to hold a valid meeting. For purposes of the election of directors, a quorum will exist if holders of shares of common stock representing a majority of the outstanding votes entitled to be cast at the meeting are present in person or by proxy. For purposes of the amendment to the NEXTLINK Certificate of Incorporation, a quorum will exist if holders of shares of common stock representing a majority of the outstanding votes entitled to be cast at the meeting are present in person or by proxy, if holders of a majority of the outstanding shares of Class A common stock are present in person or by proxy, and if holders of a majority of the outstanding shares of Class B common stock are present in person or by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

    Nine directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the nine nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions and broker non-votes will have no effect on the vote on the election of directors.

    Approval of the proposed amendment to our Certificate of Incorporation increasing our authorized shares will require the affirmative vote of a majority of the votes entitled to be cast by holders of (a) our Class A common stock, voting as a separate class, (b) our Class B common stock, voting as a separate class, and (c) both classes of our common stock, voting together as a single class. Abstentions will not be counted either in favor of or against the proposal, but will have the same effect as a vote against the proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

OTHER MATTERS

    The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business besides the proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    NEXTLINK's Board of Directors consists of nine directors. Directors are elected annually and each Director elected at the Annual Meeting will serve a one-year term. We do not have a staggered board. Each Director will hold office until the first meeting of stockholders immediately following expiration of his or her term of office and until his or her successor is qualified and elected.

    All of the nominees are currently directors. Gregory J. Parker was elected to the Board by the other directors on June 4, 1998, and Nicolas Kauser was elected to the Board by the other directors on February 4, 1999.

    Although the Board anticipates that all of the nominees will be available to serve as NEXTLINK directors, if any of them does not accept the nomination, or otherwise is unwilling or unable to serve, your proxies will vote for the election of a substitute nominee or nominees designated by the Board.

NOMINEES FOR DIRECTOR

    The names, ages and positions with NEXTLINK of the nominees for director are listed below.

NAME                                    AGE                                      POSITION
----------------------------------      ---      ------------------------------------------------------------------------
Steven W. Hooper..................          46   Chief Executive Officer, Chairman of the Board of Directors
Wayne M. Perry(1).................          49   Vice Chairman of the Board of Directors
William A. Hoglund(1)(3)..........          45   Director
Nicolas Kauser....................          59   Director
Craig O. McCaw....................          49   Director
Sharon L. Nelson(2)...............          52   Director
Gregory J. Parker(2)..............          42   Director
Jeffrey S. Raikes.................          41   Director
Dennis Weibling(1)(2)(3)..........          48   Director

------------------------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

    Brief biographies of NEXTLINK directors are set forth below.

    STEVEN W. HOOPER. Mr. Hooper has been Chief Executive Officer of NEXTLINK since March 1999 and Chairman of the Board of Directors since July 1997. From December 1997 to July 1999, he was Co-Chief Executive Officer with Craig O. McCaw of Teledesic Corporation, a satellite telecommunications company. From January 1995 to June 1997, Mr. Hooper was President and Chief Executive Officer of AT&T Wireless Services, Inc. From January 1993 to January 1995, he served as Chief Financial Officer of AT&T Wireless Services. This was preceded by five years as Regional President for McCaw Cellular Communication Inc.'s Pacific Northwest/Rocky Mountain region, where his responsibilities included managing the cellular operations in six western states and Alaska.

    WAYNE M. PERRY. Mr. Perry has been Vice Chairman of NEXTLINK since June 1997. From July 1997 to March 1999, Mr. Perry was Chief Executive Officer of NEXTLINK. From September 1994 to July 1997, Mr. Perry was also Vice Chairman of AT&T Wireless Services, Inc., following the merger with McCaw Cellular. From June 1989 to September 1994, he served as Vice Chairman of the Board of McCaw Cellular, and from December 1985 to June 1989, served as President. From 1976 to 1985, Mr. Perry served as Executive Vice President and General Counsel of McCaw Cellular. From 1990 to 1994, Mr. Perry was Vice Chairman of the Board of LIN Broadcasting Corporation. He also served as Chairman of the Board of Directors of the Cellular Telecommunications Industry Association, the nationwide wireless industry association, for the 1993/94 term.

    WILLIAM A. HOGLUND. Mr. Hoglund has been a director of NEXTLINK since January 1997 and, prior to that, had been Executive Vice President of NEXTLINK since February 1996. Mr. Hoglund has also been Vice President and Chief Financial Officer of Eagle River, Inc. since January 1996. Prior to joining Eagle River, Inc., Mr. Hoglund was Managing Director of J.P. Morgan & Co. in its investment banking group. Mr. Hoglund was employed by J.P. Morgan & Co. from 1977 through 1995, focusing for the last nine of those years on clients in the telecommunications, cable and media industries.

    NICOLAS KAUSER. Mr. Kauser has been a director of NEXTLINK since January 1999. Until September 1, 1998, Mr. Kauser was an Executive Vice President and Chief Technology Officer for AT&T Wireless Services. As Chief Technology Officer, Mr. Kauser was responsible for all aspects of engineering and technology projects, network operations and long-range planning and evolution of the network and the supporting technologies for AT&T Wireless Services. As a member of the leadership team, he also had significant input to product development. Prior to his joining AT&T Wireless Services in 1990, Mr. Kauser was Vice President of Engineering and subsequently Senior Vice President Operations at Cantel, the Canadian nationwide cellular provider based in Toronto, Canada. As one of the earliest employees at Cantel, he assumed responsibility for all facets of the initial design, equipment selection, service introduction and network operation. He spent the 20 years prior to joining Cantel in Venezuela, the first six years of which working for the National Telephone Co. (CANTV). Subsequently, he co-founded two companies, one specializing in telephone central office equipment installation and the other in the sale, installation and support of office telecommunications and automation products. In May 1998, Mr. Kauser received the prestigious Gold Prize awarded by the Carnegie Mellon Institute and American Management Systems for excellence in the application of information technology.

    CRAIG O. MCCAW. Mr. McCaw has been a director of NEXTLINK since September 1994 and was Chief Executive Officer of NEXTLINK from September 1994 to July 1997. Since 1993, Mr. McCaw has been Chairman and Chief Executive Officer of Eagle River, a company formed and owned by Mr. McCaw to make strategic investments in telecommunications ventures. Mr. McCaw was the founder, Chairman and Chief Executive Officer of McCaw Cellular, the nation's leading provider of wireless communications services, until the company was sold to AT&T in August 1994. Prior to entering the cellular telephone business in 1983, Mr. McCaw was requested by his family to assume responsibility for the daily operations of a small cable television operation in Centralia, Washington, that he and his three brothers owned. The one-system operation serving 4,000 subscribers eventually grew to be the nation's 20th largest cable operator serving 450,000 subscribers. In 1974, the cable company's services expanded by entering the paging and conventional mobile telephone industries. The company eventually became the fifth largest paging operator in the country, serving approximately 320,000 subscribers in 13 states. In 1981, the company began to develop broad-based cellular telephone services. Later, McCaw Cellular became the nation's largest cellular telephone operator, with cellular system positions in more than 100 U.S. cities, representing more than 100 million potential customers. The company also had interests in wireless data transmissions, personal communications services, air-to-ground phone systems and satellite communications at the time of its sale to AT&T. Mr. McCaw is Chairman and one of the principal owners of Teledesic Corporation, which in March 1994 announced plans for a worldwide satellite-based telecommunications system. Mr. McCaw is indirectly a significant stockholder, a director and Chairman of the Operating Committee of Nextel Communications, Inc., a provider of wireless telecommunications services, and is also director of Nextel International, Inc.

    SHARON L. NELSON. Ms. Nelson has been director of NEXTLINK since September 1997. From 1985 to 1997 she was Chairman of the Washington Utilities and Transportation Commission, or WUTC. Prior to serving on the WUTC, Ms. Nelson served as staff coordinator for the Washington State Legislature's Joint Select Committee on Telecommunications (1983 to 1985), an attorney in private practice (1982 to 1983), legislative counsel to the Consumers Union of the United States (1978 to 1981), staff counsel to the Commerce Committee of the U.S. Senate (1976 to 1978) and secondary school teacher of history and anthropology (1969 to
1973). Ms. Nelson is also the former president of the National Association of Regulatory Utility Commissioners. Ms. Nelson also served on the Federal-State Joint Board on Universal Service created under the Telecommunications Act of 1996 and as one of the 20-member negotiating team appointed by the Governors of Washington, Idaho, Oregon and Montana to review the Northwest electric power system. Since January 1998, Ms. Nelson has been a member of the Advisory Board of Covad Communications Group, Inc.

    GREGORY J. PARKER. Mr. Parker has been a director of NEXTLINK since June 1998. Since August 1998, he has been President of Ampersand Holdings, Inc. From February 1998 to August 1998, he was Vice President and Chief Operating Officer of Ampersand Holdings. From 1990 to 1998, he was a partner of the law firm of Seed, Mackall & Cole LLP, where his practice emphasized financing, capital investment and real estate matters. From 1994 to 1997, he was Managing Partner of the firm.

Mrs. Wendy P. McCaw and Mr. Craig O. McCaw are parties to a NEXTLINK Stock Distribution Agreement effective as of November 3, 1997, entered into in connection with a portion of the settlement of a divorce action between Mr. and Mrs. McCaw. Under the Stock Distribution Agreement, Mrs. McCaw is entitled to designate one member of NEXTLINK's Board of Directors. Eagle River Investments and Mr. McCaw have agreed to vote, and to cause Mr. McCaw's affiliates to vote all of their respective shares of NEXTLINK stock to support the election to the Board of Directors of Mrs. McCaw's designee. Mr. Parker is Mrs. McCaw's designee to the NEXTLINK Board of Directors under the Stock Distribution Agreement.

    JEFFREY S. RAIKES. Mr. Raikes has been a director of NEXTLINK since September 1997. He is also a member of the Executive Committee and the Group Vice President, Sales and Marketing of Microsoft Corporation. As Group Vice President, Mr. Raikes has responsibility for Microsoft's worldwide customer units as well as sales, marketing, support and service in the United States and Canada. Prior to joining the Executive Committee in July 1996, Mr. Raikes was Senior Vice President of Microsoft North America since 1993. Prior to serving as Senior Vice President of Microsoft North America, from 1990, Mr. Raikes was Vice President of Office Systems, where he was responsible for the development and marketing of word processing, workgroup applications and pen computing. From 1984 to 1990, Mr. Raikes was the Director of Applications Marketing, where he was the chief strategist behind Microsoft's graphical applications for the Apple Macintosh and Microsoft Windows as well as leading the product strategy and design of Microsoft Office. Mr. Raikes is also a member of the University of Nebraska Foundation and a Trustee of the Washington State University Foundation of Directors.

    DENNIS WEIBLING. Mr. Weibling has been a director of NEXTLINK since January 1997. From September 1994 to January 1997, he was Executive Vice President of NEXTLINK. Since 1993, Mr. Weibling has been President of Eagle River, Inc. Since 1994, Mr. Weibling has been a member of Nextel Communications Inc.'s Board of Directors and its operating, audit and compensation committees. Mr. Weibling is also a member of the Board of Directors of Nextel International, Inc. and serves on its audit and plan administration committees of Nextel International, Inc. He also is a member of the Board of Directors of Nextel Partners, Inc. and serves on its audit committee. Since 1993, Mr. Weibling has been a member of the Board of Directors and has served on the executive and compensation committees of Teledesic Corporation. A licensed certified public accountant in Washington, Mr. Weibling is a member of the American Society of Certified Public Accountants and the Washington Society of Certified Public Accountants. In addition, Mr. Weibling is a licensed attorney in Ohio and a member of the American Bar Association and Ohio State Bar Association.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES.

                      MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors met three times during in 1998. In addition to meetings of the full Board, directors also attended meetings of Board committees. All of the directors, except Mr. McCaw, attended at least 75% of all the meetings of the Board and those committees on which he or she served during 1998. The Board of Directors has standing audit, compensation and executive committees. There is no standing nominating committee. In 1998, the Audit Committee met two times and the Compensation Committee met nine times. The Executive Committee did not meet in 1998. In addition to attending meetings, directors discharge their responsibilities by review of company reports to directors, visits to company facilities, and correspondence and telephone conferences with company executive officers and other employees regarding matters of interest and concern to NEXTLINK.

    Ms. Nelson, Mr. Parker and Mr. Weibling serve on the Audit Committee. The Audit Committee is responsible for reviewing the services provided by NEXTLINK's independent auditors on audits and proposed audits of NEXTLINK and reviewing the need for internal auditing procedures and the adequacy of internal controls. Messrs. Hoglund and Weibling serve on the Compensation Committee. The Compensation Committee determines executive compensation and stock option awards. Messrs. Hoglund, Perry and Weibling serve on the Executive Committee. The Executive Committee exercises all powers of the Board between meetings of the Board, to the maximum extent permitted by law, except those functions assigned to specific committees or the Board as a whole.

                             DIRECTOR COMPENSATION

    Each director is entitled to reimbursement for out-of-pocket expenses incurred for each Board or Committee meeting attended. Mr. Hooper received $8,023 in 1998 for services as Chairman of the Board. No other compensation was paid to any directors in 1998.

                        NEXTLINK COMMON STOCK OWNERSHIP

    The following table sets forth information, as of July 1, 1999, with respect to the beneficial ownership of NEXTLINK's capital stock by (1) NEXTLINK's Board of Directors, (2) NEXTLINK's Chief Executive Officer and each of the Named Executive Officers, and (3) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                   SHARES BENEFICIALLY OWNED(1)
                                                                       ----------------------------------------------------
                                                                                                    PERCENT OF     PERCENT
                                                                                                       TOTAL         OF
                                                               TITLE     AMOUNT AND      PERCENT      SHARES        TOTAL
                                                                OF       NATURE OF         OF       OUTSTANDING    VOTING
NAME                                                           CLASS     OWNERSHIP      CLASS (%)       (%)       POWER (%)
------------------------------------------------------------  -------  --------------   ---------   -----------   ---------
Steven W. Hooper............................................  Class A         156,409(2)       *
                                                              Class B          58,825         *            *            *
Wayne M. Perry..............................................  Class A         258,383(3)       *
                                                              Class B          58,825         *            *            *
William A. Hoglund..........................................  Class A           8,400(4)       *
                                                              Class B               0         0            *            *
Nicolas Kauser..............................................  Class A               0         0
                                                              Class B               0         0            *            *
Craig O. McCaw..............................................  Class A           6,620         *
                                                              Class B      19,407,156(5)   65.89       29.44        58.63
Sharon L. Nelson............................................  Class A           5,516         *
                                                              Class B               0         0            *            *
Gregory Parker..............................................  Class A           2,000         *
                                                              Class B       9,722,649(6)   33.01       14.75        29.37
Jeffrey S. Raikes...........................................  Class A          55,516         *
                                                              Class B               0         0            *            *
Dennis Weibling.............................................  Class A           1,500         *
                                                              Class B      18,871,787(7)   64.07       28.62        57.01
George M. Tronsrue III......................................  Class A         131,420         *
                                                              Class B               0         0            *            *
Kathleen H. Iskra...........................................  Class A          84,190         *
                                                              Class B               0         0            *            *
R. Gerard Salemme...........................................  Class A          40,675         *
                                                              Class B               0         0            *            *
Jan Loichle.................................................  Class A         157,047         *
                                                              Class B               0         0            *            *
James F. Voelker(8).........................................  Class A         968,214(9)    2.61
                                                              Class B         144,858(10)       *       1.66            *
All directors and executive officers as a group (19           Class A       1,066,664(11)    2.85
  persons)..................................................
                                                              Class B      29,247,455(11)   98.82      45.26        88.06

------------------------

(1) In accordance with Commission rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options exercisable by such owner within 60 days after July 1, 1999, but no exercise of outstanding options held by any other person.

(2) Includes 21,000 shares of Class A common stock held by Mr. Hooper as trustee of trusts for the benefit of his children and 25,000 shares of stock Class A Common Stock of irrevocable trusts for the benefit of Mr. Perry's four children, for which Mr. Perry exercises no voting or investment control.

(3) Includes 3,640 shares of Class A common stock held by Mr. Perry's children. Mr. Perry disclaims beneficial ownership of such shares.

(4) Includes 3,250 shares of Class A Common Stock that Mr. Hoglund holds as trustee of trusts for the benefit of his children. Mr. Hoglund disclaims beneficial ownership of such shares.

(5) Includes 18,871,787 shares of Class B Common Stock held beneficially by Mr. McCaw as a result of his ownership interests in Eagle River. Pursuant to the terms of the Stock Distribution Agreement between Mr. and Mrs. McCaw, Mr. McCaw holds a proxy to vote the number of shares of NEXTLINK stock held by Mrs. McCaw that, when added to all NEXTLINK capital stock held by Mr. McCaw or any of his affiliates or over which they have voting rights, are necessary for Mr. McCaw to hold 51% of the voting power of NEXTLINK. No shares owned or controlled by Mrs. McCaw are included in the beneficial holdings of Mr. McCaw.

(6) Mr. Parker is a member of Ampersand Telecom, LLC. Mr. Parker disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7) Mr. Weibling, who is President of Eagle River, Inc., an affiliate of Eagle River, disclaims beneficial ownership in all securities held by Eagle River, except to the extent of his pecuniary interest therein. Mr. Weibling is a member of Eagle River.

(8) Effective July 17, 1998, Mr. Voelker resigned from NEXTLINK's Board of Directors and as President of NEXTLINK.

(9) Includes 90,000 shares of Class A common stock that Mr. Voelker holds as trustee of trusts for the benefit of his children.

(10) Represents shares of Class B common stock that are eligible for acquisition upon exercise of a currently exercisable stock option, which has been exercised in part, resulting in the issuance of 1,431,314 shares (all of which have been converted into Class A common stock).

(11) See notes above.

  * Less than 1%.

    The following table sets forth information, as of July 1, 1999, with respect to the beneficial ownership of NEXTLINK's capital stock of persons known to NEXTLINK to be the beneficial owners of more than five percent of a class of NEXTLINK common stock (other than officers and directors):

                                                                              SHARES BENEFICIALLY OWNED
                                                                -----------------------------------------------------
                                                                                            PERCENT OF
                                                                                               TOTAL      PERCENT OF
                                                                 AMOUNT AND     PERCENT       SHARES         TOTAL
NAME AND ADDRESS OF                                  TITLE OF    NATURE OF        OF        OUTSTANDING     VOTING
BENEFICIAL OWNER                                       CLASS     OWNERSHIP     CLASS (%)        (%)        POWER (%)
---------------------------------------------------  ---------  ------------  -----------  -------------  -----------
BWP, Inc. .........................................   Class A      1,969,900        5.40
  707 S.W. Washington, 8(th) Floor                    Class B              0           0          2.99             *
  Portland, OR 97205
Eagle River Investments, LLC(1) ...................   Class A              0           0
  2300 Carillon Point                                 Class B     18,871,787       64.07         28.62         57.01
  Kirkland, WA 98033
Ampersand Telecom, LLC ............................   Class A              0           0
  1332 Anacapa, Suite 200                             Class B      9,722,649       33.01         14.75         29.37
  Santa Barbara, CA 93101
The Ampersand Telecom Trust(2) ....................   Class A              0           0
  1332 Anacapa, Suite 200                             Class B      9,722,649       33.01         14.75         29.37
  Santa Barbara, CA 93101
Wendy P. McCaw(3) .................................   Class A              0           0
  1332 Anacapa, Suite 200                             Class B      9,722,649       33.01         14.75         29.37
  Santa Barbara, CA 93101

------------------------

(1) Eagle River has pledged substantially all of its shares of NEXTLINK stock to secure a credit arrangement.

(2) The Ampersand Telecom Trust is the Managing Member of Ampersand Telecom LLC and has sole right to vote on all matters affecting Ampersand Telecom, LLC.

(3) Mrs. McCaw is the sole beneficiary of The Ampersand Telecom Trust, a revocable trust. The trustee of the Trust, Gregory Parker, may exercise his duties under the trust only pursuant to the written directions of Mrs. McCaw.

 * Less than 1%.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, individual compensation information for the Chief Executive Officer of NEXTLINK, and each of the four most highly compensated executive officers of NEXTLINK who were serving as executive officers at December 31, 1998, and any former executive officer who was not an executive officer at December 31, 1998, but was one of the four most highly compensated individuals at NEXTLINK during 1998 (the "Named Executive Officers").

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                           --------------
                                                                                               AWARDS
                                                                                           --------------
                                                                  ANNUAL COMPENSATION        SECURITIES      ALL OTHER
                                                               --------------------------    UNDERLYING    COMPENSATION
                                                               SALARY ($)   BONUS ($)(1)   OPTIONS (#)(2)     ($)(3)
                                                               -----------  -------------  --------------  -------------
Wayne M. Perry ...................................  1998            8,023            --              75             --
  Chief Executive Officer(4)                        1997               --            --         441,336             --
                                                    1996               --            --              --             --

George M. Tronsrue III ...........................  1998          247,115       223,000              75          5,152
  President, Chief Operating Officer                1997           43,535        70,000         255,000             --
                                                    1996               --            --              --             --

Kathleen H. Iskra ................................  1998          180,077        92,874         190,075          8,000
  Vice President, Chief Financial Officer and       1997          126,923        68,100          31,777          6,130
  Treasurer                                         1996          121,233        62,250          67,745          1,575

R. Gerard Salemme.................................  1998          212,885       410,000(5)      112,500          8,000
  Senior Vice President External Affairs            1997          126,154            --          66,200             --
  and Industry Relations                            1996               --            --              --             --

Jan Loichle ......................................  1998          180,077        92,874         180,075          8,000
  Vice President, Chief Integration Officer(6)      1997          123,424        65,938          31,777          6,476
                                                    1996          109,075        32,040          37,514          5,498

James F. Voelker(7)...............................  1998          284,615       250,000         250,000         10,000
                                                    1997          218,509       225,000       1,686,506          8,641
                                                    1996          160,600       200,000          15,000          6,523

------------------------------

(1) Includes bonuses for the corresponding fiscal years that were paid subsequent to the stated calendar year end.

(2) Represents options to acquire shares of Class A and Class B Common Stock. Effective January 31, 1997, NEXTLINK Communications, L.L.C. was merged with and into NEXTLINK Communications, Inc. The information for 1996 presented in this table reflects the grant of options for the purchase of Class A Common Stock under NEXTLINK's Stock Option Plan and Class B Common Stock in substitution for options granted previously pursuant to the Amended and Restated Equity Option Plan of NEXTLINK Communications, L.L.C.

(3) Represents contributions made by NEXTLINK on behalf of the executive officer under NEXTLINK's 401(k) Plan.

(4) Mr. Perry became Chief Executive Officer of NEXTLINK on July 21, 1997. Prior to that date, Mr. Perry was a Director of NEXTLINK since June 1997. For information regarding Mr. Perry's annual compensation, see the "Report of the Compensation Committee" of the Board of Directors. In March 1999, Mr. Perry resigned as Chief Executive Officer, although retained his position as Vice Chairman of the Board of Directors. Steven W. Hooper, NEXTLINK's Chairman of the Board of Directors, filled the position of Chief Executive Officer that was vacated by Mr. Perry.

(5) Includes a signing bonus paid in 1998 at Mr. Salemme's one-year anniversary.

(6) Effective June 9, 1999, Ms. Loichle was appointed Vice President, Chief Integration Officer. Prior to that date, Ms. Loichle was Vice President, Chief of Local Exchange Operations.

(7) Effective July 17, 1998, Mr. Voelker resigned as President and from NEXTLINK's Board of Directors, but he remains an employee of NEXTLINK through December 31, 1999. The Board of Directors elected George M. Tronsrue III, who had been serving as NEXTLINK's Chief Operating Officer, to fill the position of President vacated by Mr. Voelker.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                           INDIVIDUAL GRANTS
                                    ------------------------------------------------------------------------------------------------
                                                    % OF TOTAL                                       POTENTIAL REALIZABLE VALUE AT
                                     NUMBER OF       OPTIONS                                            ASSUMED ANNUAL RATES OF
                                    SECURITIES      GRANTED TO                                          STOCK PRICE APPRECIATION
                                    UNDERLYING     EMPLOYEES IN    EXERCISE OR                            FOR OPTION TERMS ($)
                                      OPTIONS      FISCAL YEAR     BASE PRICE                       --------------------------------
NAME                                GRANTED (#)        (%)           ($/SH)       EXPIRATION DATE      0%         5%         10%
----------------------------------  -----------   --------------   -----------   -----------------  ---------  ---------  ----------
Wayne M. Perry....................         75             *           22.56      December 16, 2008          0      1,064       2,697
George M. Tronsrue III............         75             *           22.56      December 16, 2008          0      1,064       2,697
Kathleen H. Iskra.................    100,000          1.30           24.50       January 21, 2008          0  1,540,792   3,904,669
                                       70,000          0.91           36.00        August 14, 2008          0  1,470,792   3,834,669
                                           75             *           22.56      December 16, 2008          0      1,064       2,697
                                       20,000          0.26           22.56      December 16, 2008          0    283,789     719,176
R. Gerard Salemme.................    100,000          1.30           21.25        October 1, 2008          0  1,153,150   3,094,907
                                       12,500          0.16           22.56      December 16, 2008          0    177,368     449,485
Jan Loichle.......................    105,000          1.36           24.50       January 21, 2008          0  1,617,831   4,099,902
                                       55,000          0.71           36.00        August 14, 2008          0  1,155,622   3,012,954
                                           75             *           22.56      December 16, 2008          0      1,064       2,697
                                       20,000          0.26           22.56      December 16, 2008          0    283,789     719,176
James F. Voelker..................    250,000          3.24           24.50(1)       July 15, 2008  2,500,000  7,924,216  16,246,029

------------------------------

*   Represents 0.0009875% of total options granted to employees in 1998.

(1) Market value on the date of grant was $34.50 per security.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                    SHARES         VALUE        FISCAL YEAR-END (#)         FISCAL YEAR-END ($)
                                  ACQUIRED ON    REALIZED    --------------------------  --------------------------
NAME                             EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Wayne M. Perry.................           --            --      110,409       331,002     2,256,215     6,767,336
George M. Tronsrue III.........       63,750     1,036,416       51,075       140,250     1,043,131     2,867,411
R. Gerard Salemme..............           --            --       16,550       162,150       338,365     1,800,251
Kathleen H. Iskra..............       10,851       327,075       18,178       234,088       279,378     1,750,083
Jan Loichle....................        2,206        41,034       25,664       222,068       515,497     1,664,998
James F. Voelker...............      362,609     9,378,616      676,210       424,329    19,064,689     5,254,045

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

    On October 7, 1997, we entered into an employment agreement with George M. Tronsrue III, expiring on October 6, 2001, subject to earlier termination. The agreement provides for a base salary of $235,000 and $255,000 for the first and second years of employment, respectively, and no less than $255,000 for each year thereafter, subject to negotiation. The agreement also provides for a bonus payment of $140,000 in the first year of employment, and bonuses thereafter to be determined based upon the performance of Mr. Tronsrue and NEXTLINK. In the event that NEXTLINK terminates Mr. Tronsrue's employment without cause, he is entitled to receive his then-effective base salary for a period of 12 months, and, in the event that NEXTLINK makes a material adverse change in Mr. Tronsrue's duties, he is entitled to receive his then-effective base salary for the remainder of the term of the agreement. In addition, in connection with the execution of this employment agreement, NEXTLINK granted Mr. Tronsrue options to purchase 255,000 shares of Class A Common Stock, 25% of which vested immediately and the remainder of which vest in tranches over the four years following Mr. Tronsrue's employment date. The options have an exercise price of $7.93 per share. Mr. Tronsrue's employment agreement also contains confidentiality provisions.

    On July 19, 1998, we entered into an employment agreement with James F. Voelker, former NEXTLINK President, expiring on December 31, 1999, subject to earlier termination under certain conditions. Under this agreement, Mr. Voelker receives a base salary at a rate equivalent to an annual salary of $275,000 from July 16, 1998 to December 31, 1999. Mr. Voelker will also receive an annual bonus of $250,000 for 1999. In the event that NEXTLINK terminates Mr. Voelker's employment without cause, he is entitled to his salary and bonus for the remainder of the term of the agreement. All stock options which had been granted to Mr. Voelker prior to the date we entered into the employment agreement will continue to vest according to their original vesting schedules through December 31, 2000. On December 31, 2000, all unvested options will then immediately vest. Mr. Voelker's employment agreement also contains non-competition and confidentiality provisions.

    The vesting of certain options granted to some Named Executive Officers accelerate under certain circumstances. The vesting of an option to purchase 441,336 shares of Class A common stock granted to Mr. Perry in June 1997, an option to purchase 255,000 shares of Class A Common Stock granted to Mr. Tronsrue in September 1997, an option to purchase 66,200 shares of Class A Common Stock granted to Mr. Salemme in June 1997, and an option to purchase 100,000 shares of Class A Common Stock granted to Mr. Salemme in October 1998 accelerates in the event that Craig O. McCaw, or an entity or entities he controls, no longer has control of a majority of the votes of NEXTLINK. In addition, the option to purchase 255,000 shares of Class A Common Stock granted to Mr. Tronsrue and the option to purchase 100,000 shares of Class A Common Stock granted to Mr. Salemme in October 1998 each provide for acceleration of vesting upon the happening of certain mergers, sales of substantially all of NEXTLINK's assets, acquisitions of voting power of NEXTLINK, and changes in the composition of NEXTLINK's Board of Directions, or upon liquidation or dissolution of NEXTLINK. In all other cases, these options become fully vested over four years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On August 18, 1995, NEXTLINK lent $93,141 to James F. Voelker, former President of NEXTLINK, in connection with his relocation to Washington. Interest on the loan accrued at the prime rate. In April 1997, $25,000 in principal amount of this loan was paid as part of payment of Mr. Voelker's 1996 bonus. The balance of the loan was repaid in March 1999.

    On August 26, 1997, NEXTLINK lent Mr. Voelker and R. Bruce Easter, Jr., Vice President, General Counsel and Secretary of NEXTLINK, $2.2 million and $79,000, respectively, in connection with the payment of income taxes incurred upon the exercise of stock options. These loans (i) bear interest at a fixed rate of 7.70%, and (ii) are secured by shares of Class A Common Stock with a market value equal to 2.5 times the amount of the loan. Mr. Voelker and Mr. Easter paid the remaining balance on their loans in March 1999.

    In October 1998, NEXTLINK lent $1.5 million to George M. Tronsrue III, President. Interest accrued on the loan at rate of 7.31% per year. Principal and interest on the loan had been repaid as of December 31, 1998.

    In March 1999, a wholly owned subsidiary of NEXTLINK acquired all of the ownership interest of Falcon Administration, LLC, a Washington limited liability company, from Bruce R. McCaw, brother of Craig O. McCaw, a director and beneficial owner of NEXTLINK. Falcon Administration's primary asset is a Falcon 50 aircraft. NEXTLINK acquired Falcon Administration for approximately $14.7 million, which was paid upon closing of the transaction. The purchase price paid by NEXTLINK approximated the amount paid by Bruce R. McCaw to acquire Falcon Administration plus capital contributions made to Falcon Administration for debt retirement, improvements and fees associated with the Falcon 50 aircraft. Bruce
R. McCaw purchased Falcon Administration from Craig O. McCaw in November 1997 for $3.6 million. Capital contributions made by Bruce O. McCaw since that time total approximately $11.0 million. NEXTLINK considers the purchase price of Falcon Administration to be comparable to the fair value of the assets acquired, based on independent sale specifications of comparable aircraft.

    In June 1999, we acquired the 50% interest that Nextel Communications, Inc. held in NEXTBAND, L.L.C., a joint venture that we and Nextel formed in January 1998. Craig McCaw has a significant investment in Nextel. Prior to the acquisition, NEXTBAND was owned 50% each by us and Nextel. NEXTBAND owns LMDS licenses in 42 markets throughout the U.S. The purchase price for Nextel's interest in NEXTBAND was approximately $137.7 million in cash. We and Nextel determined the purchase price based on a formula derived from the purchase price paid in our April 1999 acquisition of WNP Communications, Inc., which also owned LMDS licenses. NEXTLINK received an opinion from the investment banking firm of Salomon Smith Barney stating that the acquisition was on financial terms and conditions no less favorable to NEXTLINK than those that could be obtained in a comparable arm's-length transaction.

    In June 1999, NEXTLINK acquired a corporation wholly-owned by Craig McCaw by means of a merger with NEXTLINK in exchange for 525,369 shares of NEXTLINK's Class B common stock. Prior to the merger, this corporation owned 266,466 shares of Class B common stock and minority interests in ten of NEXTLINK's operating subsidiaries. Acquisition of this corporation results in NEXTLINK obtaining 100% ownership of these subsidiaries, thereby eliminating additional accounting, tax, reporting and corporate issues. NEXTLINK received an opinion from the investment banking firm of Salomon Smith Barney stating that the acquisition was on financial terms and conditions no less favorable to NEXTLINK than those that could be obtained in a comparable arm's-length transaction.

    Each shareholder of NEXTLINK's Class B Common Stock has the option, at any time, to convert each share of Class B common stock owned into one share of Class A Common Stock. Certain holders of Class B common stock have the right to require NEXTLINK to register, under the Securities Act of 1933, shares of Class A common stock acquired by the holders. The holders also have the right to include shares of Class A common stock held by them in certain NEXTLINK registration statements.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    NEXTLINK's compensation program is designed to attract and retain qualified employees and to ensure that they have a continuing stake in the long-term success of NEXTLINK. NEXTLINK offers its employees a competitive compensation package that includes a salary, incentives based upon individual and company performance and health and other benefits. In addition, the Board of Directors currently believes that NEXTLINK's success is effectively promoted through a stock option program in which substantially all employees are eligible to participate.

    NEXTLINK's compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of individual and company goals. The Compensation Committee determined and administered the compensation of NEXTLINK's executive officers during 1998. The Committee is currently comprised of two non-employee directors, Messrs. William Hoglund and Dennis Weibling, and also included Mr. Scot Jarvis until his resignation from the Board in January 1999.

    EXECUTIVE OFFICER COMPENSATION PHILOSOPHY. NEXTLINK believes that compensation of executive officers should be directly and materially linked to NEXTLINK's operating performance and the interests of its stockholders. To implement this philosophy, NEXTLINK combines base compensation with incentive awards.

    NEXTLINK sets executive officer salaries in line with the duties and scope of responsibilities of each officer's position and the salaries paid to comparable officers by competitors in the telecommunications industry. NEXTLINK periodically reviews executive officer salaries and makes adjustments to reflect individual performance.

    NEXTLINK has designed an incentive program for executive officers. Each officer is eligible to receive a discretionary bonus of up to 20% to 99%, except in certain circumstances as determined by the Board of Directors, of his or her salary based upon individual and company-wide performance goals. For 1998, the Committee established revenue, lines installed, earnings and other financial and operating measures as an incentive for individual and company performance. The Committee also recognized various qualitative factors, such as demonstrated leadership ability.

    NEXTLINK believes that stock option grants to executive officers and other employees promote Company success by aligning the financial interests of officers and other employees with the long-term interests of the stockholders. Stock option grants are based on various subjective factors primarily relating to the responsibilities of each officer and employee and to his or her expected future contribution. Although the Committee considers the number of options previously awarded to and held by executive officers and other employees, they were not determinative factors in setting the size of 1998 option grants.

    As noted above, NEXTLINK's compensation program is performance based. Under
Section 162(m) of the Internal Revenue Code, NEXTLINK may not deduct nonperformance-based compensation in excess of $1 million paid to any Named Executive Officer. The Committee currently believes that NEXTLINK will be able to continue to manage its compensation program for Named Executive Officers so as to preserve related federal income tax deductions.

    CHIEF EXECUTIVE OFFICER COMPENSATION.  In setting the compensation of Wayne
M. Perry, NEXTLINK's Vice Chairman and Chief Executive Officer for 1998, the Committee took into account the option to purchase 441,336 shares of NEXTLINK Class A Common Stock granted to Mr. Perry at the time he assumed the role of Chief Executive Officer in July 1997. The Committee also focused on Mr. Perry's superior leadership in managing the business, experience in leading companies in competitive segments of the telecommunications industry, as well as NEXTLINK's financial and operating performance.

                                          COMPENSATION COMMITTEE
                                          William A. Hoglund
                                          Dennis Weibling

PERFORMANCE GRAPH

    The following graph depicts NEXTLINK's Class A common stock from September 26, 1997, the date on which quotations for the Class A common stock first appeared on the Nasdaq National Market, through December 31, 1998, relative to the performance of the S&P 400 and a self-constructed peer group of communications companies. This group includes the following companies: Qwest Communications International, Level 3 Communications, Inc., McLeod, Inc., ICG Communications, Inc. and Intermedia Communications. All indicies shown in the graph have been reset to a base of 100 as of September 26, 1997, and assume an investment of $100 on that date and the reinvestment of cash dividends, if any, paid since that date. NEXTLINK has not paid cash dividends on its common stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      NXLK    S&P 400   Peer Index
September-1997        $100       $100         $100
December-1997          $83       $100         $115
December-1998         $110       $133         $171

                    PROPOSAL 2: APPROVAL OF AN AMENDMENT TO
                    NEXTLINK'S CERTIFICATE OF INCORPORATION

    On July 14, 1999, NEXTLINK's Board of Directors approved a two-for-one stock split of the NEXTLINK Class A and Class B common stock, to be effected in the form of a 100% stock dividend. Under Delaware law, NEXTLINK cannot effect the stock split until it increases the number shares of common stock that it is authorized to issue under its Certificate of Incorporation. Consequently, in connection with the stock split, the Board of Directors approved, declared advisable, and is recommending to the stockholders for approval at the annual meeting, an amendment to the first paragraph of Article 3 of NEXTLINK's Certificate of Incorporation to:

    - increase the total number of shares of common stock that the Company is authorized to issue from 154,467,600 to 460,000,000,

    - increase the number of these 460,000,000 authorized shares designated as Class A common stock from 110,334,000 to 400,000,000, and

    - increase the number of these 460,000,000 authorized shares designated as Class B common stock from 44,133,600 to 60,000,000.

    The full text of the proposed amendment to the Certificate of Incorporation is set forth below. NEXTLINK is currently authorized to issue 25,000,000 shares of preferred stock and the proposed amendment will not affect this authorization.

PURPOSES OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
  AND PROPOSED TWO-FOR-ONE COMMON STOCK SPLIT

    The Board of Directors believes it is desirable to increase the number of shares common stock that NEXTLINK is authorized to issue to:

    - accomplish the proposed two-for-one stock split, and

    - provide NEXLINK with adequate flexibility to complete financings, other stock splits or stock dividends, and acquisitions.

    Except for the proposed stock split, NEXTLINK has no present commitments or agreements to issue additional shares of common stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of NEXTLINK's business, or shares which may be issued under NEXTLINK's stock option, stock purchase, and other existing employee benefit plans. NEXTLINK, however, periodically reviews various transactions, and is always alert to business opportunities, that could result in the issuance of additional shares of common stock.

    The Board of Directors anticipates that the increase in the number of outstanding shares of NEXTLINK common stock resulting from a two-for-one stock split will place the market price of the Class A common stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the shares. The Class A common stock is listed for trading on The Nasdaq Stock Market's National Market, and NEXTLINK will apply for listing of the additional shares of Class A common stock to be issued in the event the proposed stock split is effected.

EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The additional 289,666,000 shares of Class A common stock would be a part of the existing Class A common stock and, if and when issued, would have the same rights, powers and privileges as the shares of Class A common stock presently issued and outstanding. Likewise, the additional 15,866,400 shares of Class B common stock would be a part of the existing Class B common stock and, if and when issued, would have the same rights, powers and privileges as the shares of Class B common stock presently issued and outstanding. As of July 1, 1999, there were 36,484,992 shares of Class A common stock outstanding and 29,453,275 shares of Class B common stock outstanding.

    The proposed amendment would enable the Board of Directors to issue additional shares of Class A common stock up to the new 400,000,000 maximum. Issuances by the Board would not require further action or authorization by stockholders (except as may be required in a specific case by law or rules of The Nasdaq Stock Market). The holders of NEXTLINK's common stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of common stock might dilute, under certain circumstances, the relative ownership and voting power of stockholders. The proposed increase in the number of shares of common stock that NEXTLINK is authorized to issue is not intended to inhibit a change in control of NEXTLINK. Following the stock split, Craig McCaw, NEXTLINK's founder and principal stockholder, will still control shares of common stock with a majority of the total voting power of all shares of outstanding common stock. Nevertheless, the availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of NEXTLINK. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of NEXTLINK. NEXTLINK is not aware of any pending or threatened efforts to acquire control of it.

EFFECTS OF PROPOSED TWO-FOR-ONE COMMON STOCK SPLIT

    If the proposed amendment is approved by the stockholders, each holder of Class A common stock of record at 5:00 p.m., eastern time, on August 18, 1999, would be the record owner of, and entitled to receive, a certificate representing one additional share of Class A common stock for each share of Class A common stock then owned of record by such stockholder. Likewise, if the proposed amendment is adopted, each holder of Class B common stock of record at 5:00 p.m., eastern time, on August 18, 1999, would be the record owner of, and entitled to receive, a certificate representing one additional share of Class B common stock for each share of Class B common stock then owned of record by such stockholder. In addition, certificates representing shares of common stock would continue to represent the same number of shares of common stock. Consequently, stockholders should retain their certificates representing shares of common stock, and they should not return these certificates to NEXTLINK or to its transfer agent.

    If effected, the proposed stock split will result in certain adjustments to NEXTLINK's stock option and other employee incentive plans, and to the terms of NEXTLINK's 6 1/2% Cumulative Convertible Preferred Stock. Holders of 6 1/2% Cumulative Convertible Preferred Stock will be separately notified of those adjustments.

    Stockholders should note that, if they dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in NEXTLINK because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, NEXTLINK's stockholders' equity accounts would not change, but the number of outstanding shares of common stock would double.

TAX EFFECT OF THE TWO-FOR-ONE STOCK SPLIT

    NEXTLINK has been advised by counsel that the proposed stock split, which will be effected through a dividend of one share of common stock for each share of common stock held by a stockholder, will result in no realization of income, gain or loss for federal income tax purposes to owners of common stock under existing United States federal income tax laws. Following the stock dividend, the basis for federal income tax purposes of each retained share of common stock and each corresponding new share of common stock will be equal to one-half of the basis for federal income tax purposes of the original share immediately preceding the stock dividend. In addition, the holding period for federal income tax purposes of each additional share issued pursuant to the stock dividend will be deemed to be the same as the holding period for the corresponding original share of common stock. The laws of jurisdictions other than the United States may, in certain cases, impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors.

EFFECTIVE DATE OF PROPOSED AMENDMENT AND ISSUANCE OF SHARES FOR STOCK SPLIT

    The proposed amendment to the first paragraph of Article 3 of NEXTLINK's Certificate of Incorporation, if approved by the required vote of stockholders, will become effective at 5:00 p.m., eastern time, on August 25, 1999. Please do not destroy or send your present common stock certificates to NEXTLINK. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. NEXTLINK expects that the additional shares will be distributed on or about August 27, 1999, by book-entry in NEXTLINK's records. Stockholders will be entitled to receive physical stock certificates upon request.

AMENDMENT TO CERTIFICATE OF INCORPORATION

    If approved, the first paragraph of Article 3 of NEXTLINK's Certificate of Incorporation would be amended and restated as follows:

           The Corporation shall have authority to issue Four Hundred Sixty Million (460,000,000) shares of common stock (the "Common Stock"), which shall be divided into two classes, Four Hundred Million (400,000,000) shares of Class A Common Stock, par value $0.02 per share (the "Class A Common Stock"), and Sixty Million (60,000,000) shares of Class B Common Stock, par value $0.02 per share (the "Class B Common Stock"). The Corporation shall have authority to issue Twenty-Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE NEXTLINK CERTIFICATE OF INCORPORATION.

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP has audited NEXTLINK's financial statements for the year ended December 31, 1998. The Board has selected Arthur Andersen LLP as independent public accountants for NEXTLINK for the year ending December 31, 1999. A representative of Arthur Andersen is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The Arthur Andersen representative also is expected to be available to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires NEXTLINK's directors, executive officers and any person who owns more than 10% of NEXTLINK's Common Stock (the "Reporting Persons") to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of NEXTLINK's Common Stock. Under SEC rules, we receive copies of all Section 16(a) forms that these Reporting Persons file. We have reviewed copies of these reports and written representations from the Reporting Persons. We believe all Reporting Persons complied with their Section 16(a) reporting obligations during 1998, except for the following individuals who had late filings: Charles P. Daniels, who had two late filings with respect to the purchase of shares under the NEXTLINK Stock Purchase Plan, Kathleen H. Iskra, who had one late Form 4 filing to report a sale of Class A Common Stock, Scot Jarvis, a former director who had two late Form 4 filings, one for the sale of Class A Common Stock and the other for the conversion of Class B Common stock into Class A Common Stock, and Jan Loichle, who had three late Form 4 filings, two with respect to purchases under the NEXTLINK Employee Stock Purchase plan and one for the exercise of stock options.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    In order for proposals of stockholders to be included in the proxy materials for presentation at the 2000 Annual Meeting of Stockholders, they must be received by NEXTLINK's Secretary no later than March 28, 2000.

NEXTLINK'S FORM 10-K

    We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the NEXTLINK's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC, including the financial statements and schedules thereto. Requests should be directed to the Director, Investor Relations, NEXTLINK Communications, Inc., 500 108th Avenue N.E., Bellevue, Washington 98004.

EXPENSES OF SOLICITATION

    NEXTLINK will pay all expenses of solicitation of proxies. Solicitation will be by mail. There also may be telegraph, telephone or personal solicitations by NEXTLINK directors, officers, and employees, which will be made without paying them any additional compensation. In addition, NEXTLINK will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                                      [LOGO]

                                          R. Bruce Easter, Jr.
                                          SECRETARY

Bellevue, Washington
July 27, 1999

                                     PROXY

                    FOR ANNUAL MEETING OF THE STOCKHOLDERS OF
                        NEXTLINK COMMUNICATIONS, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven W. Hooper, Kathleen H. Iskra and R. Bruce Easter, Jr., and each of them, as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of Class A common stock and Class B common stock of NEXTLINK Communications, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on August 25, 1999, and at any adjournment or postponement thereof. The undersigned directs that this Proxy be voted as directed on the reverse side.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEM 2.

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

/X/  Please mark your votes as indicated in this example.

                                                               WITHHOLD
                                FOR all Nominees              AUTHORITY
                              (except as indicated         (to vote for all
                              to the contrary below)     nominees listed below)
1. ELECTION
   OF DIRECTORS:                     / /                          / /

William A. Hoglund, Steven W. Hooper, Nicolas Kauser, Craig O. McCaw, Sharon
L. Nelson, Gregory J. Parker, Wayne M. Perry, Jeffrey S. Raikes, Dennis
Weibling

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, PRINT THAT NOMINEE'S NAME IN THE FOLLOWING SPACE:

--------------------------------------------

                                                 FOR       ABSTAIN     AGAINST
2. Approval of a proposed amendment
   to NEXTLINK's Certificate of Incorporation
   to increase the authorized common stock
   from 154,467,600 to 460,000,000               / /         / /        / /


Note -- such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.



----------------      ----------------------------
Signature               Signature if held jointly      Date              , 1999
                                                            ------------

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.